EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 17 March 2014 relating to the consolidated financial statements of Prosensa Holding N.V., which appears in Prosensa Holding N.V.’s Annual Report on Form 20-F, for the year ended 31 December 2013.

Utrecht, Netherlands, 18 March 2014
PricewaterhouseCoopers Accountants N.V.
/s/ Drs. A.C.M. van der Linden RA
Drs. A.C.M. van der Linden RA